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                                                                 Exhibit 10.1.17

                                 PROMISSORY NOTE

$23,000,000.00                                             Indianapolis, Indiana
                                                                April 6, 2000


     FOR VALUE RECEIVED, the undersigned, STEPHEN C. HILBERT ("MAKER"), promises to pay to the order of CONSECO, INC. (hereinafter called "LENDER," which term shall include any holder hereof) at such place as Lender may designate by written notice to Maker or, in the absence of such designation, at Lender's Principal executive offices in Carmel, Indiana, or at such other location as Lender may direct by written notice to Maker, the sum of Twenty Three Million Dollars ($23,000,000.00) (hereinafter referred to as the "LOAN"), together with interest as hereinafter provided and payable at the time and in the manner hereinafter provided.

                                    MATURITY

     This Promissory Note ("Note") shall mature on that date (the "MATURITY DATE") which is the earliest of: (i) April 5, 2002; (ii) termination of Maker's employment with Conseco, Inc. ("CONSECO"), whether by election of Maker or Conseco or by reason of Maker's death or disability; (iii) that date which is seven (7) calendar days after the average of the high and low trading price of Conseco's common stock on the New York Stock Exchange Composite Tape is $20.00 or more per share for ten (10) consecutive trading days; or (iv) that date on which Lender accelerates payment of this Note in accordance with the terms hereof. On the Maturity Date, the principal balance of the Loan outstanding on such date, together with all accrued, unpaid interest thereon, shall be due and payable in full.

                                    INTEREST

     The principal balance of the Loan outstanding from time to time from and after the date of this Note (the "CLOSING DATE") shall bear interest (computed on the basis of a 365-day year and actual days elapsed) as follows: (i) from and after the Closing Date until the Maturity Date, at a rate per annum equal to eight and one-half percent (8.5 %) per annum; and (ii) after the Maturity Date, until paid in full, at ten and one-half percent (10.5 %) per annum.

                                MANNER OF PAYMENT

     The interest which accrues on this Note shall be due and payable on the last day of June, 2000, and thereafter on the last day of each successive September, December, March and June until the Maturity Date. The principal of the Loan and all unpaid, accrued interest thereon, shall be due and payable in full on the Maturity Date. After the Maturity Date, if any principal of the Loan remains unpaid, interest which accrues thereon shall be due and payable as it accrues, without any further demand or notice. All amounts paid under this Note, as received by Lender prior to the Maturity Date, shall be applied as follows:
(i) first, to the payment of interest accrued to the date of receipt of payment; and (ii) the balance, if any, to principal of the Loan. All amounts paid under this Note after the Maturity Date, as received, may be applied against the interest and principal owed hereunder in such order as Lender may determine is



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appropriate in its discretion. All amounts payable under this Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and reasonable attorneys' fees. The principal of this Note may be prepaid in whole or in part at any time and from time to time without penalty or premium.

                                    SECURITY

     This Note is secured by a Collateral Assignment and Security Agreement, dated of even date, executed by Maker in favor of Lender (as the same may be amended and/or restated from time to time, the "COLLATERAL ASSIGNMENT") and by a Pledge Agreement, dated of even date, executed by Maker in favor of Lender (as the same may be amended and/or restated from time to time and at any time, the "PLEDGE AGREEMENT"; the Pledge Agreement and the Collateral Assignment are referred to collectively as the "COLLATERAL AGREEMENTS".)

                                     DEFAULT

     Each of the following events shall constitute an "EVENT OF DEFAULT" for purposes of this Note and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

     (a) Maker shall default in the payment for a period of ten (10) days from the date when due of any amount payable under this Note or either of the Collateral Agreements.

     (b) There shall be a default in the due and punctual observance or performance of any other agreement or covenant in this Note or either of the Collateral Agreements and such default shall continue for a period of thirty
(30) calendar days after written notice specifying such default shall have been given to Maker by Lender.

     (c) Maker shall make a general assignment of assets for the benefit of creditors or shall admit in writing inability to pay his debts as they become due.

     (d) A decree or order for relief by a court having jurisdiction in the premises in respect of Maker shall be entered in an involuntary case under the United States Bankruptcy Code, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for all or substantially all the property of Maker or ordering the winding up or liquidation of the affairs of Maker and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days.

     (e) A voluntary case shall be commenced by Maker under the United States Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or Maker shall consent to the appointment of



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or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for all or substantially all the property of Maker or for any of the property and rights which comprise the collateral under either of the Collateral Agreements.

     (g) Any monies, deposits or other property of Maker now or hereafter on deposit with or in the possession or under the control of Lender shall be attached, levied upon, or become subject to distraint proceedings, garnishment order or process of any court.

     In the Event of Default, the entire unpaid balance of principal and interest of this Note shall become due and payable immediately, without notice or demand, at the election of Lender.

                               GENERAL PROVISIONS

     Maker, and any endorser, surety, or guarantor, hereby waives presentment, notice of dishonor, protest, notice of protest, and diligence in bringing suit against any party hereto, waive the defenses of impairment of collateral for the obligations evidenced hereby, impairment of a person against whom Lender has any right of recourse, and any defenses of any accommodation maker and consent that without discharging any of them, the time of payment of this Note may be extended an unlimited number of times before or after maturity without notice to Maker. Maker agrees that it will pay the obligations evidenced hereby, irrespective of any action or lack of action on Lender's part in connection with the acquisition, perfection, possession, enforcement, disposition, or modification of all the obligations evidenced hereby or any and all security therefore, and no omission or delay on Lender's part in exercising any right against, or taking any action to collect from or pursue Lender's remedies against any party hereto will release, discharge, or modify the duties of Maker to make payments hereunder. Maker agrees that Lender, without notice to or further consent from Maker, may release any collateral, security, document or other guaranties now held or hereafter acquired, or substitute other guaranties, and no such action will release, discharge or modify the duties of Maker hereunder or under the Collateral Agreements. Maker agrees that Lender will not be required to pursue or exhaust any of its rights or remedies against Maker or any guarantor of the obligations evidenced hereby with respect to the payment of any said obligations, or to pursue, exhaust or preserve any of Lender's rights or remedies with respect to any collateral, security or other guaranties given to secure said obligations. Maker waives any claim or other right it might now have or hereafter acquire against any other person or entity that is primarily or contingently liable on the obligations that arise from the existence or performance of Maker's obligations under this Note, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of Lender or any collateral security which Lender now has or hereafter acquires, whether such claim, remedy or right arises in equity, under contact or statute, at common law, or otherwise. Nothing in this paragraph shall constitute or be deemed to be a waiver or release by Maker of any of Maker's rights under his



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Employment Agreement (as such term is defined in the Collateral Assignment) or any claim Maker now or hereafter may have under such Employment Agreement.

     Neither Maker nor Lender by its execution or acceptance of this Note or the Collateral Agreements is waiving or shall be deemed to have waived any of their respective rights of set off or offset available at law with respect to any claim each may have against the other.

     The obligations evidenced hereby may from time to time be evidenced by another note or notes given in substitution, renewal or extension hereof. Any security interest, collateral assignment, mortgage lien or other lien which secures the obligations evidenced hereby shall remain in full force and effect notwithstanding any such substitution, renewal, or extension.

     The captions used herein are for references only and shall not be deemed a part of this Note. If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected.


           WAIVER OF RIGHT TO TRIAL BY JURY/JURISDICTION/GOVERNING LAW

     MAKER AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG MAKER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE, THE COLLATERAL ASSIGNMENT, OR ANY OTHER RELATED DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED IN THIS NOTE. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO ITS CHOICE OR CONFLICTS OF LAWS PROVISIONS.

     MAKER AND LENDER (BY ITS ACCEPTANCE HEREOF) AGREE THAT, SUBJECT TO THE ARBITRATION PROVISIONS OF THIS NOTE, THE COURTS OF THE STATE OF INDIANA LOCATED IN HAMILTON COUNTY, INDIANA, AND THE FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF INDIANA, MARION COUNTY, HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS NOTE OR ANY COLLATERAL ASSIGNMENT MADE IN CONNECTION HEREWITH AND MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT MAKER



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    MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING,
 INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO
  SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR
WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON
                 THE JUDGMENT OR AS OTHERWISE PROVIDED BY LAW.

                             ARBITRATION OF DISPUTES

     Any controversy or claim arising out of or relating to this Note, the indebtedness evidenced hereby, or the Collateral Assignment or the breach thereof, shall be settled by binding arbitration in the City of Indianapolis, Indiana, in accordance with the laws of the State of Indiana by three arbitrators, one of whom shall be appointed by Lender, one by Maker and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States District Court for the Southern District of Indiana. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided herein. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. No act to take or dispose of any of the collateral under the Collateral Assignment ( collectively, the "ASSIGNMENT COLLATERAL") shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration agreement shall not limit the right of any party during any dispute, claim or controversy to seek, use, and employ ancillary, equitable or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, or foreclosing upon any of the Assignment Collateral or preventing the same, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, obtaining a writ of attachment, garnishment, or imposition of a receivership, bankruptcy or exercising any rights relating to the Assignment Collateral, including taking or disposing of such property with or without judicial process pursuant to applicable law or when applicable, a judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any Assignment Collateral, including any claim to rescind, reform, revoke, avoid or otherwise modify the Collateral Assignment or any other agreement relating to the Assignment Collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Nothing in this arbitration agreement shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes.


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                             Executed and delivered this 6th day of April, 2000.


                                              /s/  Stephen C. Hilbert
                                        ----------------------------------------
                                                   STEPHEN C. HILBERT